UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2021

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400, Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On August 2, 2021, the Board of Directors (the “Board of Directors”) of Heat Biologics, Inc. (the “Company”), and the members of its Compensation Committee, adopted the Heat Biologics, Inc. 2021 Subsidiaries Stock Incentive Plan (the “SSIP”). The SSIP is designed to compensate employees of the Company’s subsidiaries based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of such subsidiaries and to share the success and risks of such subsidiaries based upon achievement of business goals. The SSIP is subject to stockholder approval and will terminate if not approved by the stockholders.

The SSIP allows for the grant of equity interests in subsidiaries of the Company (the “Equity Program”), including Skunkworx Bio, Inc. (“SkunkWorx”), Scorpion Biological Services, Inc. (“Scorpion”), Abacus Biotech, Inc. (“Abacus”), Blackhawk Bio, Inc. (“Blackhawk”) and other newly formed subsidiaries of the Company that adopt the SSIP by resolution of their Board of Directors (“Participating Subsidiaries”).

The purpose of the SSIP is to promote the interests of the Company and its stockholders by providing equity interests in one or more of the Participating Subsidiaries to directors, officers, employees and consultants of such Participating Subsidiaries, including directors, officers and employees of Heat who are also directors, officers and/or employees of such a Participating Subsidiary, in order to encourage them to enter into and continue in the employ or service of the Company and/or its Participating Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and/or its Participating Subsidiaries and to reward the performance of individuals in fulfilling long-term corporate objectives.

The SSIP generally is administered by the Compensation Committee of the Board of Directors. The administrator of the SSIP will have full authority to establish rules and regulations for the proper administration of the SSIP, to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted; to determine the number of shares of stock of a Participating Subsidiary to which an award may relate and the terms, conditions, restrictions and performance criteria of awards. However, no action or decision of the administrator may be taken with respect to a Participating Subsidiary (and its SSIP participants) without the approval of the Board of Directors of such Participating Subsidiary or a committee of such Board of Directors.

Persons eligible to participate in the SSIP include all employees, officers, directors and consultants of Participating Subsidiaries, including employees, officers and directors of the Company that are also employees or officers of one or more Participating Subsidiaries.

Ten percent (10%) of the total outstanding shares of common stock of each Participating Subsidiary (“Participating Subsidiary Stock”) as of the effective date of such Participating Subsidiary’s adoption of the SSIP shall be reserved for issuance under the Plan (all of which may be granted as incentive stock options). Shares of Participating Subsidiary Stock with respect to an award that are forfeited, cancelled, exchanged or surrendered will again be available for grants under the SSIP. However, shares of Participating Subsidiary Stock surrendered or withheld as payment of either the exercise price or withholding taxes will no longer be available for awards under the SSIP.

The SSIP allows for the grant of: (i) stock options to purchase shares of Participating Subsidiary Stock; (ii) stock appreciation rights based on Participating Subsidiary Stock; (iii) restricted stock of a Participating Subsidiary; (iv) restricted stock units for Participating Subsidiary Stock; and (v) other stock-based and cash-based awards to eligible individuals. The terms of awards will be set forth in an award agreement, consistent with the terms of the SSIP. No stock option will be exercisable later than ten years after the date it is granted.

The foregoing description of the SSIP does not purport to be complete and is qualified in its entirety by reference to the SSIP, a complete copy of which is incorporated herein by reference and is filed as Exhibit 10.1 to this Current Report on Form 8-K.

While grants under the SSIP may be made to our employees prior to such time as the plan is approved by our stockholders, any such grants will not be exercisable until shareholder approval of the SSIP is obtained and any grants made prior to approval will be forfeited and cancelled if the SSIP is not approved by our shareholders. On August 2, 2021 the Board of Directors, the Compensation Committee and the board of directors of Skunkworx, Scorpion, Abacus and Blackhawk have granted to Jeff Wolf an option under the SSIP to purchase 10,526, 10,638, 10,526 and 10,526 shares of common stock of Skunkworx, Scorpion, Abacaus and Blackhawk, respectively, representing beneficial ownership of approximately 5.0% of the outstanding shares of common stock of each of Skunkworx, Scorpion, Abacus and Blackhawk, respectively. Skunkworx, Scorpion, Abacaus and Blackhawk currently have 200,100, 200,100, 200,000 and 200,000 shares outstanding. In addition, the Board of Directors, the Compensation Committee and the board of directors of Scorpion have granted to William Ostrander an option under the SSIP to purchase 2,127 shares of common stock of Scorpion representing beneficial ownership of approximately 1.1% of the outstanding shares of common stock of Scorpion. The foregoing grants will be forfeited if the SSIP proposal is not approved by the stockholders of the Company.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Heat Biologics, Inc. 2021 Subsidiaries Stock Incentive Plan (incorporated by reference to Appendix A to the Heat Biologics, Inc. Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 3, 2021)
10.2	Form of Stock Option Agreement for the Heat Biologics 2021 Subsidiaries Stock Incentive Plan
10.3	Form of Restricted Stock Purchase Agreement for the Heat Biologics 2021 Subsidiaries Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2021	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer